Exhibit 99.3

Independent Auditor’s Report

To the Board of Directors

Accretive Commerce, Inc.

Huntersville, North Carolina

We have audited the accompanying consolidated balance sheet of Accretive Commerce, Inc. and Subsidiaries (the “Company”) as of December 31, 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Accretive Commerce, Inc. and Subsidiaries as of December 31, 2006, and the results of their operations and their cash flows for the year then ended are in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1 to the consolidated financial statements, the Company changed its method of accounting for stock-based compensation in 2006.

Baltimore, Maryland

May 15, 2007, except for the last paragraph of Note 14,

as to which the date is June 15, 2007.

Accretive Commerce, Inc. And Subsidiaries

Consolidated Balance Sheet

December 31, 2006

Assets
Current Assets
Cash and cash equivalents	$8,273,000
Restricted cash	1,356,000
Account receivables, less allowance for doubtful accounts of $526,000 (Notes 9 and 11)	11,878,000
Prepaid expenses and other current assets	2,004,000

Total current assets	23,511,000
Property and Equipment, net (Note 4)	4,995,000
Goodwill	3,691,000
Deferred Income Taxes (Note 7)	2,700,000
Deposits and Other Assets	343,000

Total assets	$35,240,000

See Notes To Consolidated Financial Statements.

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses (Note 9)	$6,238,000
Accrued restructuring expenses (Note 6)	287,000
Accrued payroll, taxes and bonuses	1,960,000
Accrued vacation	718,000
Customer advances	1,029,000
Accrued workers’ compensation	1,579,000

Total current liabilities	11,811,000

Redeemable Preferred Stock, Series H, 18,000 shares issued (Note 13)	438,000

Commitments and Contingencies
(Notes 2, 5, 6, 7, 8, 9, 10, 11 and 13)
Stockholders’ Equity (Notes 2 and 3)
Common stock, par value $.001 per share, 10,000,000 shares authorized, 1,421,909 shares outstanding	—
Preferred stock Series A, par value $.001, 100,000 shares authorized and 43,000 issued, voting rights, no liquidation preference	—
Preferred stock Series B, par value $.001, 50,000 shares authorized and 25,662 issued, no voting rights, no liquidation preference	—
Preferred stock Series C, par value $.001, 50,000 shares authorized and none issued, voting rights, no liquidation preference	—
Preferred stock Series D, par value $.001, 25,000 shares authorized and 25,000 issued, no voting rights, no liquidation preference	—
Preferred stock Series E, par value $.001, 25,000 shares authorized and none issued, voting rights, no liquidation preference	—
Preferred stock Series F, par value $.001, 200,000 shares authorized and 138,169 issued, no voting rights, no liquidation preference	—
Preferred stock Series G, par value $.001, 200,000 shares authorized and none issued, voting rights, no liquidation preference	—
Preferred stock Series H, par value $.001, 120,000 shares authorized and 93,334 issued, no voting rights, accumulated undeclared dividends of $10,000 at December 31, 2006	1,958,000
Preferred stock Series I, par value $.001, 120,000 shares authorized and none issued, voting rights, no liquidation preference	—
Common stock - warrants	2,565,000
Additional paid-in capital	79,354,000

83,877,000
Note receivable, stockholder and accrued interest	(331,000)

83,546,000
Accumulated deficit	(60,555,000)

Total stockholders’ equity	22,991,000

Total liabilities and stockholders’ equity	$35,240,000

Accretive Commerce, Inc. And Subsidiaries

Consolidated Statement Of Operations

Year Ended December 31, 2006

Revenue (Notes 11)	$79,777,000
Cost of sales	(58,113,000)

Gross profit	21,664,000

Selling, general and administrative expenses (Notes 5, 6, 8, 9 and 10)	(18,968,000)
Depreciation and amortization	(1,609,000)

Total operating expenses	(20,577,000)

Operating income	1,087,000
Other income
Interest income, net	496,000
Other income	94,000

590,000

Income before income taxes	1,677,000
Income tax expense (Note 7)	(253,000)

Net income	$1,424,000

See Notes To Consolidated Financial Statements.

Accretive Commerce, Inc. And Subsidiaries

Consolidated Statement Of Stockholders’ Equity

Year Ended December 31, 2006

	Number of Shares		Preferred Stock	Common Stock	Common Stock Warrants	Additional Paid-in Capital	Note and Accrued Interest Receivable	Accumulated Deficit	Total
	Preferred Stock	Common Stock
Balance at December 31, 2005	325,165	1,421,909	5,041,500	—	2,565,000	79,240,500	(629,000)	(57,064,000)	29,154,000
Reclassification of dividend (Note 2)	—	—	(3,058,500)	—	—	608,500	—	2,450,000	—
Waiver of dividend preference	—	—	(126,000)	—	—	—	—	126,000	—
Interest accrued on note receivable, stockholder	—	—	—	—	—	—	(52,000)	—	(52,000)
Interest paid from dividend	—	—	—	—	—	—	88,000	—	88,000
Note principle paid from dividend	—	—	—	—	—	—	262,000	—	262,000
Dividend paid	—	—	—	—	—	—	—	(7,885,000)	(7,885,000)
Accretions paid from dividend	—	—	(394,000)	—	—	—	—	394,000	—
Accretion of Series H Preferred Stock to redemption value	—	—	309,000	—	—	(309,000)	—	—	—
Accretion of cumulative unpaid dividends on Series H Preferred Stock	—	—	118,000	—	—	(118,000)	—	—	—
Accretion of cumulative unpaid dividends on Series F Preferred Stock	—	—	68,000	—	—	(68,000)	—	—	—
Net income	—	—	—	—	—	—	—	1,424,000	1,424,000

Balance at December 31, 2006	325,165	1,421,909	$1,958,000	$—	$2,565,000	$79,354,000	$(331,000)	$(60,555,000)	$22,991,000

See Notes To Consolidated Financial Statements.

Accretive Commerce, Inc. And Subsidiaries

Consolidated Statement Of Cash Flows

Year Ended December 31, 2006

Cash From Operating Activities
Net income	$1,424,000
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,609,000
Provision for doubtful accounts	(174,000)
Write off of property and equipment	134,000
Interest income related to note receivable, stockholder	(52,000)
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivables, net	(2,863,000)
Prepaid expenses and other current assets	729,000
Deposits and other assets	202,000
Decrease in:
Accounts payable and accrued expenses	(98,000)
Accrued restructuring charges	(478,000)

Net cash provided by operating activities	433,000

Cash From Investing Activities
Purchases of property and equipment	(2,689,000)
Proceeds from release of escrow funds	8,094,000
Restricted cash	1,852,000

Net cash provided by investing activities	7,257,000

Cash From Financing Activities
Payment of Preferred Stock dividends	(7,535,000)

Net cash (used in) financing activities	(7,535,000)

Net increase in cash and cash equivalents	155,000
Cash and cash equivalents, beginning of year	8,118,000

Cash and cash equivalents, end of year	$8,273,000

Supplemental Disclosure Of Cash Flow Information:
Cash paid during the year for income taxes	$256,733

Supplemental Schedule Of Noncash Investing And Financing Activities:
Reduction of stockholder note receivable and accrued interest in lieu of dividend payments	$350,000

See Notes To Consolidated Financial Statements.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.    Nature Of Business And Significant Accounting Policies

Nature of business: Accretive Commerce, Inc. and Subsidiaries (the “Company”), operating through its divisions and wholly owned operating Subsidiaries (Online Direct, Interactive Marketing Services Inc., NewRoads BPOI and Promotions Distributor Services Corporation), is a provider of outsourced operations solutions to companies engaged in end-to-end direct commerce, generally under long-term contracts. The Company’s services include a complete range of integrated customer relationship management and fulfillment/supply chain services and solutions through the use of technological innovations and proprietary systems. These range from customer-focused offerings including marketing, direct response and direct mail support, to order management and customer care, and the enabling technology infrastructure and solutions throughout the supply chain. As a provider of fulfillment services, the Company offers customer order processing, inventory storage, and shipping and distribution services to third party clients. The Company stores client inventory at its facilities but does not take title nor own the inventory.

Accretive Commerce, Inc. supports direct programs for branded manufacturers, retailers and cataloguers, with products as diverse as apparel, food, electronics and e-tailers. The Company serves both the business and consumer markets through its multi-channel, end-to-end operations business model and works with some of the leading companies in direct retailing and product manufacturing to foster improved customer and trade relationships.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The Company consolidates its wholly owned Subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidation.

Basis of accounting: The accompanying financial statements are presented in accordance with the accrual basis of accounting, whereby revenue is recognized when earned and expenses are recognized when incurred.

Reporting year: The Company’s financial statements are prepared on a 5-4-4 monthly reporting basis. The 2006 reporting year ended on December 31, 2006.

Cash and cash equivalents: The Company considers highly liquid investments with original maturities of three months or less to be cash and cash equivalents. As of December 31, 2006 there was $1,356,000 of restricted cash held as collateral for irrevocable letters of credit securing workman’s compensation coverage with Travelers.

Credit risk: From time to time, the Companies have deposits in federal institutions in excess of federally insured amounts. The Companies have not experienced any losses on cash accounts and believe they are not exposed to significant credit risk on cash.

Trade receivables: Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. The Company has established an allowance for doubtful accounts and discounts through charges to selling, general and administrative expense. The allowance is established based upon the amount the Company ultimately expects to collect from customers and is estimated based on a number of factors, including a specific customer’s ability to meet its financial obligations to the Company, as well as general factors, such as length of time the receivables are past due, historical collection experience and the general economic environment. A customer’s balance is considered delinquent the day after the due date. The Company’s policy is to charge off balances once a determination has been made that collection will not occur.

Prepaid postage: Prepaid postage is expensed as postal services are utilized and consists of amounts paid for customer shipments. These amounts are included as prepaid expenses and other current assets in the accompanying consolidated balance sheets.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.    Nature Of Business And Significant Accounting Policies (Continued)

Property and equipment: Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the assets’ estimated useful lives, which range from three to 30 years. Leasehold improvements are capitalized and amortized over the lease term. Depreciation and amortization expense of $1,609,000 was recorded for the fiscal year ended December 31, 2006.

Valuation of long-lived assets: The Company accounts for the valuation of long-lived assets under Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of the long-lived asset is measured by a comparison of the carrying amount of the asset to the future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Assets to be disposed of are reportable at the lower of the carrying amount or fair value, less cost to sell.

Internal use software: The Company accounts for internal use software in accordance with Statement of Position No. 98-1 (SOP 98-1), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. SOP 98-1 requires certain internal use software costs be capitalized once certain criteria are met. These capitalized costs are included in property and equipment.

Goodwill: The Company records as goodwill the excess of purchase price over the fair value of the identifiable net assets acquired. SFAS No. 142, Goodwill and Other Intangible Assets, prescribes a two-step process for impairment testing of goodwill, which is performed annually, as well as when an event triggering impairment may occur. The first step tests for impairment, while the second step, if necessary, measures the impairment. Goodwill is the difference between purchase prices and the fair value amounts assigned to the assets of businesses acquired and accounted for by the purchase method of accounting.

In accordance with SFAS 142, the Company has completed its annual test for goodwill impairment as of December 31, 2006. These impairment tests are calculated at the reporting unit level. For 2006, no impairment was identified as a result of this test. Fair value was calculated as the present value of estimated future cash flows using a risk-adjusted discount rate commensurate with the Company’s weighted-average cost of capital.

Customer advances: Customer advances represent payments from the Company’s customers prior to performing fulfillment services.

Revenue recognition: Revenue is recorded upon shipment or performance of service. Revenue from package consolidation and other delivery services is recognized at the time of completed shipment provided the Company has no further customer obligations.

The Company also charges start-up fees to certain customers for initial work done to prepare for end-to-end services for the customer. These fees and their associated expenses are deferred and recognized as services are performed.

Other income: The Company classifies non-recurring gains and losses as other income in the accompanying statements of operations. During fiscal years 2006, the Company recorded $94,000 in other income, principally related to miscellaneous sources.

Shipping and handling: All shipping and handling costs are included as a component of cost of sales.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 1.    Nature Of Business And Significant Accounting Policies (Continued)

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Estimates: The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Employee stock plan: At December 31, 2006, the Company has a stock-based compensation plan, which is described more fully in Note 3. On January 1, 2006, the Company adopted Financial Accounting Standards Board (FASB) statement No. 123 (revised 2004), Share-Based Payment FAS 123(R) or the “Statement”. FAS 123 (R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued.

All awards outstanding prior to the date of adoption will continue to be subject to APB 25. All awards granted, modified, repurchased or cancelled after the date of adoption will be accounted for under FAS 123(R). The Statement requires entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. The Company uses the Black-Scholes option-pricing model which incorporates ranges of assumptions for inputs. Those ranges are disclosed in Note 3.

Recent accounting pronouncements: In June 2006, the Financial Accounting Standards Board (FASB) issued FIN No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB No. 109. This interpretation clarifies the accounting and financial statement reporting for uncertainty in income taxes recognized by prescribing a recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. The interpretation is effective for fiscal years beginning after December 15, 2006. As a result, the provisions of FIN No. 48 will be effective for the Corporation on January 1, 2007. The Corporation has not yet completed its analysis of the effects of this interpretation and has not yet determined the potential financial statement impact of adopting FIN No. 48.

Note 2.    Stockholders’ Equity

At December 31, 2006, the Company has total authorized stock of (a) 10,000,000 shares of Common Stock, par value $.001 per share, and (b) 890,000 shares of Preferred Stock, par value $.001 per share, consisting of (i) 100,000 shares of Series A Preferred Stock, conversion price $144.76, voting rights, (ii) 50,000 shares of Series B Preferred Stock, conversion price $40.32, no voting rights, (iii) 50,000 shares of Series C Preferred Stock, conversion price $144.76 voting rights, (iv) 25,000 shares of Series D Preferred Stock, conversion price $144.76 no voting rights, (v) 25,000 shares of Series E Preferred Stock, conversion price $144.76, voting rights, (vi) 200,000 shares of Series F Preferred Stock, conversion price $3,618.95, no voting rights, (vii) 200,000 shares of Series G Preferred Stock, conversion price $3,618.95, voting rights, (viii) 120,000 shares of Series H Preferred Stock, conversion price $18.75, no voting rights and (ix) 120,000 shares of Series I Preferred Stock, conversion price $18.75, voting rights (collectively, the Preferred Stock).

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 2.    Stockholders’ Equity (Continued)

Exercise prices for conversion of Preferred Stock to common stock at December 31, 2006 were:

Type	Exercise Price
Common Stock	0.001
Series A Preferred Stock	144.760
Series B Preferred Stock	40.320
Series C Preferred Stock	144.760
Series D Preferred Stock	144.760
Series E Preferred Stock	144.760
Series F Preferred Stock	3,618.95
Series G Preferred Stock	3,618.95
Series H Preferred Stock	18.75
Series I Preferred Stock	18.75

Outstanding shares at December 31, 2006 were:

Type	Shares
Common Stock	1,421,909
Series A Preferred Stock	43,000
Series B Preferred Stock	25,662
Series C Preferred Stock	—
Series D Preferred Stock	25,000
Series E Preferred Stock	—
Series F Participating Preferred Stock	138,169
Series G Participating Preferred Stock	—
Series H Participating Preferred Stock, including redeemable shares	111,334
Series I Participating Preferred Stock	—

1,765,074

Upon any liquidation (complete or partial), dissolution or winding up of the Company, or any similar distribution of its assets to its stockholders which results in a return of capital, whether voluntary or involuntary, the holders of the Preferred Stock shall be entitled; before any distribution or payment is made upon any junior securities of the Company, to be paid out of the assets of the Company available for distribution to its stockholders (whether from capital, surplus or earnings) an amount in cash equal to the aggregate liquidation value of all shares of Preferred Stock then outstanding, and to the extent that there are additional amounts available for distribution after payment of the preference amounts to holders of Preferred Stock, such amounts shall be distributed pro rata among the holders of Series F, G, H, and I Preferred Stock (as if such shares of Preferred Stock had been converted to Common Stock) and the holders of Common Stock. Except as otherwise noted, Preferred Stock shall be senior to Common Stock.

On June 1, 2004, the Company issued 485,000 warrants to participate in Distributions of Capital Stock to a supplier, at an exercise price of $.01. The warrants are exercisable immediately and expire on June 1, 2009 and had no value at issuance. In addition, the Company entered into agreements with two former stockholders that provide for payments to the former stockholders if cumulative distributions exceed certain agreed upon thresholds. The agreements expire upon the earlier of June 28, 2014 or the sale of substantially all of the Company’s stock.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 2.    Stockholders’ Equity (Continued)

On January 5, 2005, the Company paid $19,483,000 in dividends declared on December 16, 2004 and repurchased 1,000 shares of Series A Preferred Stock for $1,000,000. The dividend paid was classified as an increase in accumulated deficit when recorded in 2004. During 2006, a portion of the dividend was reclassified to properly reflect it as a reduction of the obligations to preferred stockholders, and other accreted dividends were reclassified to reflect the accurate obligations to preferred stockholders.

On August 28, 2003, in conjunction with the issuance of common stock warrants, the Company issued 2,333,333 shares of Series H Preferred Stock (Series H) for $6,281,000 net of $719,000 in issuance costs. Series H is convertible into the Company’s Common Stock or into shares of Series I Preferred Stock (Series I). There are no issued shares of Series I at December 31, 2006.

Holders of record of outstanding shares of Series H and Series I Preferred Stock are entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends payable semi-annually in arrears on December 31 and June 30. Each such dividend shall be fully cumulative and shall accrue on a daily basis from the original date of issuance, through and including the date on which such dividends are paid at the annual rate of 10%, compounded semi-annually. Accrued and unpaid dividends shall continue to accrue but shall not be payable until the latest to occur, of (i) the payment in full in cash of the Company’s indebtedness, (ii) 18 months from the date of issuance of the Preferred Stock, and (iii) the realization by the Company of aggregate free cash flow of at least $10 million in any four consecutive fiscal quarters. Total cumulative dividends accrued for Series H amounted to $10,000 at December 31, 2006.

Holders of record of outstanding shares of Series F and Series G Preferred Stock were entitled to receive, when, as and if declared by the Board of Directors, cumulative dividends payable semi-annually in arrears on December 31 and June 30. Each such dividend shall be fully cumulative and shall accrue on a daily basis from the original date of issuance through and including the date on which such dividends are paid at the annual rate of 5%, compounded semi-annually. Accrued and unpaid dividends shall continue to accrue but shall not be payable until the latest to occur of (i) the payment in full in cash of the Company’s indebtedness, (ii) 18 months from the date of issuance of the preferred stuck, and (iii) the realization by the Company of aggregate free cash flow of at least $10 million in any four consecutive fiscal quarters. No cumulative dividends were accrued for Series F at December 31, 2006.

During 2004, certain holders of the Company’s Preferred Stock amended the Certificates of Designations to reduce the base value of the Preferred Stock used in determining the amount upon which to accrete dividends by certain dividends paid by the Company. As a result, the Company no longer accretes dividends, and will no longer pay dividends on series F and G Preferred Stock. The amount of dividends accreted and paid on other series of Preferred Stock has been reduced for this amendment.

Holders of record of Preferred Stock, other than Series F, Series G, Series H and Series I will be entitled to receive dividends, when as and if declared by the Board of Directors out of funds of the Company legally available; therefore, cumulative dividends are payable semiannually in arrears on December 31 and June 30.

If dividends are declared to a certain series of Preferred Stock holders, anti-dilution dividends shall be paid or declared on a pro rata basis to all remaining holders of Preferred Stock ranking on a parity as to dividend rights. In addition, to the extent dividends are paid or declared with respect to Common Stock, the holders of Preferred Stock shall be entitled to receive additional dividends in an amount equal to the dividends or distribution the holder would have received if its Preferred Stock holdings were converted to Common Stock as of the date immediately prior to the record date.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 2.    Stockholders’ Equity (Continued)

In conjunction with the issuance of Series H, the Company issued warrants to purchase 7,472,000 shares of the Company’s Common Stock with an exercise price of $0.001 per share. The warrants are exercisable immediately and expire August 28, 2013. These warrants were valued at $2,565,000 using the Black-Scholes Valuation Model using the following assumptions: dividend yield of 0%, risk-free interest rate of 2%, expected volatility of 80%, and an expected life of 10 years. The fair value of the warrants was deducted from the carrying amount of the Series H and promissory notes and is being accreted over the period through the redemption date of the Series H Preferred Stock.

At December 31, 2006, the Company is required to issue common stock upon the occurrence of the following events:

For conversion of Series A Preferred	6,388,202
For conversion of Series B Preferred	1,300,599
For conversion of Series D Preferred	3,714,071
For conversion of Series F Preferred	13,333,336
For conversion of Series H Preferred	5,566,666
Outstanding stock options	597,388
Possible future issuance under stock option plans	9,717,773
Warrants	7,969,158

48,587,193

Note 3.    Stock Options

Under terms of the Company’s incentive stock option plans, officers and certain other employees may be granted options to purchase the Company’s Common Stock at no less than 100% of the fair market value on the date the option is granted. Options generally vest over four years and have a maximum term of 10 years. At December 31, 2006 a total of 10,315,161 shares were authorized for issuance pursuant to stock option plans. The Company did not issue any options under these plans in 2006.

The options’ vesting and exercisability shall accelerate upon the occurrence of (1) the existence of a public market for the Company’s common stock (ii) a change in control, or (iii) the optionee being terminated by the Company without cause.

In the event options are issued under these plans, the fair value of each option award will be estimated at the date of grant using the Black-Scholes option valuation model.

The following table sets forth the activity for all stock options for the fiscal years ended at December 31, 2006:

	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	7,994	$92.78
Forfeited	(3,703)

Outstanding, end of year	4,291	$87.47

Exercisable, end of year	4,291	$87.47
Option price range at end of year	$50.36 - $144.76

At December 31, 2006, there were 10,310,870 options available for future grant.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 3.    Stock Options (Continued)

A summary of the status of fixed options outstanding at December 31, 2006 is as follows:

Options Outstanding
Exercise Price	Number Outstanding	Weighted-Average Remaining Contractual Life	Options Exercisable
$ 50.36	2,604	2 Years	2,604
$144.76	1,153	3.1 Years	1,153
$144.76	265	3.4 Years	265
$144.76	138	5.3 Years	138
$144.76	131	5.6 Years	131

	4,291		4,291

Note 4.    Property And Equipment

Property and equipment consist of the following at December 31, 2006:

	Useful Lives
Land		$40,000
Buildings and improvements	30	1,220,000
Leasehold improvements	5	2,616,000
Computer equipment and software	3	7,685,000
Machinery and equipment	5	6,904,000
Furniture and fixtures	5	2,648,000
Construction-in-progress		868,000

		21,981,000
Less: accumulated depreciation and amortization		(16,986,000)

		$4,995,000

Note 5.    Leases

The Company leases various facilities and equipment under non-cancelable operating lease arrangements that extend beyond one year. Included in rent expense is one lease with a related party that the Company paid approximately $13,000 in 2006. Rent expense under all operating leases was $ 5,628,000 during 2006. The Company has subleased portions of its facilities under cancelable sub-leases that generally run month-to-month. Sublease income was $288,000 for the year ended December 31, 2006. Accordingly, the minimum rental commitment amounts below have not been reduced for sublease payments.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 5.    Leases (Continued)

Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2006 are as follows:

Years Ending December 31,
2007	$5,376,350
2008	4,442,749
2009	3,996,620
2010	2,649,211
2011	2,565,981
Thereafter	6,240,428

$25,271,339

Note 6.    Restructuring

In fiscal 2003, The Board of Directors approved a restructuring plan as part of Accretive Commerce, Inc.’s overall long-term strategy to reduce operating costs and improve long-term competitiveness. The Company developed a plan to exit non-core and/or under performing businesses generating substantial cash operating losses, rationalize unprofitable customers, rationalize excess capacity through distribution and call center consolidations and substantially reduce its general and administrative work force. This restructuring initiative resulted in the recognition of a pre-tax restructuring charge of approximately $14,500,000 in the second quarter of fiscal year 2004.

Approximately $10,000,000 of the restructuring reserve was utilized in 2004 to facilitate the Company’s previously stated plan for rationalization of its operations. In March 2004, the Company announced the closure of its Willow Grove facility, its Sunset Boulevard facility, and its Sunrise Avenue facility. In May 2004, the Company also closed distribution centers in Hebron, Kentucky and Chattanooga, Tennessee. Finally, two distribution centers and a Call Center in Newcastle, Delaware were closed in June 2004. As a result of management’s decision to close the aforementioned facilities, the Company recorded an impairment charge of $643,000 in fiscal year 2003 to write down long-lived assets to their recoverable values. The components of the restructuring also included charges for termination benefits amounting to $1,587,000 in fiscal year 2004. The total reduction in headcount amounted to 536 employees in fiscal year 2004.

In 2005, the Company charged $4,251,000 against this restructuring reserve. These costs related to (1) discontinued software packages and maintenance of $2,400,000, (2) facility costs relative to closed sites of $1,500,000, (3) workman’s compensation claims paid to employees of restructured sites of $200,000, and (4) severance related expenses.

In 2006, the Company accrued $392,000 for facility costs and employee severance related to the closing of its facility in Ridgely, Maryland. The Company charged $544,000 against the 2004 restructuring reserve and $326,000 against the 2006 restructuring reserve. These costs related to (1) facility costs relative to closed sites of $742,000, (2) workers’ compensation claims paid to employees of restructured sites of $88,000, and (3) severance related expenses.

On September 14, 2006, the Company announced the closure of the Cannon, Delaware facility effective September 1, 2007. Management has determined that there are no significant restructuring costs related to this closure.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.    Income Taxes

The provision for income taxes for the year ended December 31, 2006 consists of the following:

Current
Federal	$99,000
State	154,000

Total current	253,000

Deferred
Federal	—
State	—
Total deferred	—

Total income tax provision	$253,000

Significant components of the Company’s deferred tax assets and liabilities at December 31, 2006, are as follows:

Deferred tax assets:
Allowance for doubtful accounts	$242,000
Accrued vacation and bonus	249,000
Net operating loss carry-forward	9,836,000
Goodwill	2,697,000
Book depreciation in excess of tax depreciation	2,023,000
Other	1,516,000

Net deferred tax asset	16,563,000
Valuation allowance	(13,863,000)

Net deferred tax assets	$2,700,000

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. The valuation allowance relates to the net operating loss carry forward and the temporary differences which may reverse during periods in which it is more likely than not that the Company will not have sufficient taxable income to benefit from the reversal.

The federal net operating loss carry-forwards of $20,468,205 expire in various amounts in the years 2022 through 2025.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 7.    Income Taxes (Continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the year ended December 31, 2006, due to the following:

Computed “expected” tax expense	$570,000
Increase (decrease) in income taxes resulting from:
Change in deferred tax valuation allowance	(462,000)
Non-deductible expenses	(9,000)

$99,000

Note 8.    Employee Benefit Plans

The Company has defined contribution plans qualified under Section 401(k) of the Internal Revenue Code. The plans cover substantially all employees who meet minimum age and service requirements and allow participants to defer a portion of their annual compensation on a pretax basis. The Company’s contributions may be made at the discretion of the Board of Directors and management, and are allocated as a percentage of the employees’ contribution to the plans. The Company’s match totaled $334,000 for the fiscal year ended December 31, 2006.

Note 9.    Commitments And Contingencies

There are certain legal proceedings against the Company arising out of its normal course of business in which claims for monetary damages are asserted. While it is not feasible to predict the outcome of these legal proceedings and claims with certainty, management is of the belief that any ultimate liabilities in excess of provisions will not individually or in the aggregate have a material adverse effect on the Company’s financial position, results of operations or liquidity.

The Company has an incentive plan that provides for payments to certain key employees in the event of a change of control. The amount of the payments is determined based on the amount by which proceeds received in an event that meets the conditions of a change of control as defined in the plan exceed certain thresholds. The allocation of plan payments is determined based on the number of units awarded to a participant, and units are awarded at the sole discretion of the Board of Directors.

Note 10.    Related Party Transactions

Included in operations during the fiscal year ended December 31, 2006 are sales of $3,257,000 to a related party whose Chief Financial Officer is a shareholder of the Company. This contract was not renewed and expired in March, 2007. Expected 2007 sales related to this contract are $250,000.

Additionally, the Company has separate operating leases with shareholders of the Company. Expenses under these leases for the fiscal year ended December 31, 2006 totaled $13,000.

The Company paid $222,000 during the year ended December 31, 2006, under a consulting agreement with a stockholder.

The Company paid management fees of $1,145,000 during the year ended December 31, 2006 to a stockholder.

Accretive Commerce, Inc. And Subsidiaries

Notes To Consolidated Financial Statements

Note 11.    Major Customers

Revenue from two customers in 2006 approximated 35% of total revenue. Included in trade receivables at December 31, 2006 was $2,762,000 from these customers.

Note 12.    Deposits And Other Assets

On June 28, 2004, the Company sold substantially all of the net assets of its subsidiary, QuikPak, Inc. to Deutsche Post Global Mail for $80,000,000 in cash resulting in a pre-tax gain of approximately $67,000,000. Proceeds from the sale were used to extinguish borrowings outstanding, repurchase certain stockholder interest, and fund working capital needs. In conjunction with the sale, the Company had an escrow receivable of $8,297,000 included in deposits and others assets at December 31, 2005. The escrow receivable was collected in full during 2006.

Note 13.    Redeemable Preferred Stock

Series H Preferred Stock contains provisions that provides for the holders to redeem shares, at the holders’ option, but only after August 28, 2008 or immediately prior to a change of control, for cash equivalent to the shares’ respective claim to liquidation preference.

Note 14.    Subsequent Events

In conjunction with the closing of the Company’s Cannon, Delaware facility, the Company relocated existing customers to the Martinsville distribution facility. A capital project for the build out of a refrigerator freezer and accompanying equipment commenced in the first half of 2007. Total estimated costs are $2,400,000. The Company intends to finance the project through a capital lease arrangement.

On February 14, 2007 the Company announced the closure of the Chattanooga, Tennessee facility effective June 15, 2007. Management has estimated the restructuring costs related to this closure to be $2,800,000.